Exhibit 20(h)

                       Monthly Certificateholders' Statement

                       Sears Credit Account Master Trust II

                       Series 1996-3 Monthly Statement


Distribution Date:April 15, 1999    Due Period Ending:  March 1999

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1996-3 Investors this Due Period

                          Total            Interest           Principal
Series 1996-3

Class A                   $2,916,666.67    $2,916,666.67      $0.00

Class B                   $133,125.00      $133,125.00        $0.00

Class C                   $0.00            $0.00              $0.00


2.Principal Receivables at the end of the Due Period

(a)TOTAL PRINCIPAL RECEIVABLES IN THE TRUST             $10,464,553,810.25

Aggregate Investor Interest                             $7,657,176,989.78

Seller Interest                                         $2,807,376,820.47

(b)INVESTOR INTEREST BY GROUPS

Group One Investor Interest                             $7,657,176,989.78

(c)INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest                         $601,037,327.14
Series 1995-1 Investor Interest                         $205,884,595.52
Series 1995-2 Investor Interest                         $621,442,655.56
Series 1995-3 Investor Interest                         $588,240,000.00
Series 1995-4 Investor Interest                         $0.00
Series 1995-5 Investor Interest                         $588,250,000.00
Series 1996-1 Investor Interest                         $588,240,000.00
Series 1996-2 Investor Interest                         $363,931,411.56
Series 1996-3 Investor Interest                         $588,240,000.00
Series 1996-4 Investor Interest                         $588,240,000.00
Series 1996-5 Investor Interest                         $628,931,000.00
Series 1997-1 Investor Interest                         $588,240,000.00
Series 1998-1 Investor Interest                         $588,250,000.00
Series 1998-2 Investor Interest                         $530,000,000.00
Series 1999-1 Investor Interest                         $588,250,000.00

(d)INVESTOR INTEREST BY CLASS (SERIES 1996-3)

Class A Investor Interest                               $500,000,000.00
Class B Investor Interest                               $22,500,000.00
Class C Investor Interest                               $65,740,000.00

TOTAL CLASS INVESTOR  INTEREST                          $588,240,000.00


3.Allocation of Collections During the Due Period

(a)TOTAL COLLECTIONS                                    $738,923,125.17

Principal Receivables Collected                         $556,834,456.02

Finance Charge Receivables Collected                    $182,088,669.15

Recovered Amounts added as Additional Funds             $14,668,248.39

                                                                        Additional
                                      Finance Charge    Principal       Allocable
                                      Collections       Collections     Amounts
(b)ALLOCATION OF COLLECTIONS
WITH RESPECT TO THE INVESTOR
INTEREST AND THE SELLER INTEREST

Aggregate Investor Allocation
(Aggregate Investor Percentage
multiplied by total Collections
received during the Due Period)       $133,239,308.89   $407,451,152.58 $14,668,248.39

Seller Allocation (Seller Percentage
multiplied by total Collections
received during the Due Period)       $48,849,360.26    $149,383,303.44 $0.00

(c)Group One Allocation               $133,239,308.89   $407,451,152.58 $14,668,248.39

(d)Series 1996-3 Allocation           $10,040,064.38    $30,702,919.72  $1,105,305.63

(e)Reallocations of Collections
to Series 1996-3
from other series in Group One and
application of Charge-Off
reimbursements
to Principal payments.                $0.00             $0.00           $0.00



4.Information Concerning Controlled Amortization Amount

                                                               Total
                                         Amount                Distributions
                                         Distributed this      through this
                                         Due Period            Due Period

SERIES 1996-3 BY CLASS:

  Class A                                $0.00                 $0.00

  Class B                                $0.00                 $0.00

  Class C                                $0.00                 $0.00


5.Investor Charged-Off Amounts
                                                              This Due Period

(a)Group One (the sum of the Series Investor Charged-
Off Amounts for all Series in Group One)                      $51,259,135.09

(b)Series 1996-3 (the sum of the Class Investor Charged-
Off Amounts for all Classes in Series 1996-3)                 $3,862,561.44

(c)Series 1996-3 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                                    $3,283,150.96

 Class B (Class B Percentage multiplied
 by the Charged-Off Amount)                                   $147,741.79

 Class C (Class C Percentage multiplied
by the Charged-Off Amount)                                    $431,668.69


6.Investor Losses
                                                              Total

(a)Group  One                                                 $0.00

(b)Series 1996-3                                              $0.00

(c)Series 1996-3 By Class:

Class A                                                       $0.00

Class B                                                       $0.00

Class C                                                       $0.00


7.Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                                          $4,770,080.24

INVESTOR SERVICING FEE

(a)Group One                                                  $13,010,655.46

(b)Series 1996-3                                              $980,400.00


8.Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                                        20.48%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                                  7.88%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in the
Trust as of the first day of the Due Period)                  2.25%

(d)Investor Servicing Fee Percentage
(weighted  average of Investor Servicing
Fees for Series 1996-3)                                       2.00%

(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1996-3)                                     6.22%

(f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of
Charge-Offs, the Investor Servicing Fee Percentage
and the Weighted Average Certificate Rate)                    6.63%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)                              6.81%


9.Summary Delinquency Aging Information


In March 1999, Sears completed the second phase of its conversion to the Total Systems Services, Inc. (TSYS) account processing system, bringing the total converted in the first two phases to approximately 50% of the accounts in the Sears Portfolio, affecting approximately 42% of the receivable balances in the Trust at the end of the March Due Period. The accounts converted were selected without regard to whether they were in the Trust. For a further discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated May 14, 1998.

The  Accounts in the Trust have the following delinquency distribution:


                                                 March 1999
                                        Non-Converted  Converted
Delinquencies as a % of balances (1)    Accounts (2)   Accounts (3)
   60 - 89 days past due...................1.62%          2.25%
   90 - 119 days past due......... ........1.29%          1.59%
   120 days or more past due...............2.90%          4.14%
Total Delinquencies                        5.81%          7.98%


(1) The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period.

(2) Under Sears proprietary receivables processing system, in general, Sears and the Bank consider an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The data in this column reflect the percentage of Account balances for which the cumulative past due amount is three, four and five or moretimes, respectively, the scheduled minimum monthly payment.

(3) Under the TSYS processing system, Sears and the Bank determine delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The data in this column reflect the percentage of Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively. The performance of the converted accounts may not be representative of the total Sears Portfolio or the Accounts in the Trust.

                           THE FIRST NATIONAL BANK OF CHICAGO,
                           as Trustee


                           By: /s/Diane Swanson
                                  Diane Swanson
                                  Assistant Vice President